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                                                                       REG. S-K
                                                                       ITEM 601
                                                                       EXHIBIT 3



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            BERKSHIRE HATHAWAY INC.


         Berkshire Hathaway Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Berkshire Hathaway Inc. Berkshire Hathaway Inc. was originally incorporated under the name of Hathdel Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 12, 1973.

         2. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation without a vote of the stockholders of the Corporation. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and this Restated Certificate of Incorporation except that provisions whose omission is not deemed a further amendment under Section 245(c) of the General Corporation Law of the State of Delaware have been omitted.

         3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

         FIRST:  The name of the Corporation is Berkshire Hathaway Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is located at No. 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is two million five hundred thousand (2,500,000) shares. The total number of shares of Preferred Stock of all series which the Corporation is authorized to issue is one million (1,000,000) shares of Preferred Stock. Shares of Preferred Stock shall have no par
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                                                                       REG. S-K
                                                                       ITEM 601
                                                                       EXHIBIT 3


value. The total number of shares of Common Stock which the Corporation is authorized to issue is one million five hundred thousand (1,500,000) shares of Common Stock, each of which shall have a par value of Five Dollars ($5.00).

1.       Preferred Stock

         The Board of Directors is authorized, subject to limitations prescribed by law and the limitation on authorized Preferred Stock stated above in this Article FOURTH, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in any series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                 (a) The number of shares constituting that series and the distinctive designation of that series;

                 (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates and the relative rights of priority, if any, of payment of dividends on shares of that series;

                 (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                 (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (h) Any other absolute or relative rights, preferences or limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment of dividends on the common shares with respect to the same dividend period.
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                                                                       REG. S-K
                                                                       ITEM 601
                                                                       EXHIBIT 3


         The Preferred Stock shall be preferred over the Common Stock as to assets, and in the event of any liquidation or dissolution or winding up of the Corporation (whether voluntary or involuntary), the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, the amount specified for each particular series, together with any dividends accrued or in arrears, for every share of their holdings of Preferred Stock before any distribution of the assets shall be made to the holders of the Common Stock, and shall be entitled to no other or further distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any, as provided by the Board of Directors) payable with respect thereto.

         Neither the consolidation nor merger of the Corporation with or into any other corporation, nor any sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article FOURTH.

2.       Common Stock

         The shares of Common Stock may be issued by the Corporation from time to time for such consideration, having a value not less than par value, as may be fixed from time to time by the Board of Directors of the Corporation. Any and all shares so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of said shares shall not be liable for any further payments in respect of such shares.

         Each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

         FIFTH:  Omitted.

         SIXTH: The following additional provisions are in furtherance and not limitation of any power, privilege or purpose conferred or permitted by law, this certificate or the by-laws:

         1. Except as may be otherwise expressly required by law, or the provisions of this Certificate or the by-laws, the Board of Directors of the Corporation shall have and may exercise, transact, manage, promote and carry on all of the powers, authorities, businesses, objectives and purposes of the Corporation.
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                                                                       REG. S-K
                                                                       ITEM 601
                                                                       EXHIBIT 3


         2. The election of directors need not be by ballot unless the by-laws so require.

         3. The Board of Directors of the Corporation is authorized and empowered to make, alter, amend and repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

         4. The Board of Directors may fix from time to time the compensation of its members.

         5. The Corporation may indemnify or insure or both indemnify and insure any person who is or was a director, officer, employee or agent of the Corporation or, at its request, of another corporation, partnership, joint venture, trust or other enterprise, to the full extent provided or permitted by its by-laws, as from time to time amended, and to the full extent to which those indemnified may now or hereafter be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise.

         SEVENTH:   No contract or other transaction between the
Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation. Any director individually, or any firm of which such director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the Corporation, who is also a director or officer of such other corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect, as if he were not such director or officer of such other corporation or not so interested,


         EIGHTH: Any action which would otherwise be required or permitted to be taken by the vote of stockholders at a meeting thereof may instead be taken by the written consent of stockholders who would be entitled to vote upon such action if such a meeting were held having not less than the percentage of the total number of votes which would have been required to take such action at such a meeting.

         NINTH:  Omitted.

         TENTH: No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.  The foregoing provision shall not eliminate or limit the
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                                                                       REG. S-K
                                                                       ITEM 601
                                                                       EXHIBIT 3


liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the General Corporation Law of the State of Delaware is amended after approval of this Article by the stockholders so as to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of this Corporation shall thereupon be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has
been signed by the Company this  2nd  day of   May   , 1995.
                                -----        --------

                                              Berkshire Hathaway Inc.


                                              By:  \s\ Marc D. Hamburg
                                                  ---------------------------
                                                  Marc D. Hamburg
                                                  Vice President





Attest:


 \s\ Forrest N. Krutter
-------------------------------
Forrest N. Krutter
Secretary